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                                                                    EXHIBIT 23.3



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the filing of this Consent as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 of Energy Partners, Ltd. to be filed with the Securities and Exchange Commission on or about September 20, 2000. We also consent to the use of our name therein and the inclusion of or reference to our reports effective January 1, 2000 and July 1, 2000 in Amendment No. 1 to the Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus.


                                   NETHERLAND, SEWELL & ASSOCIATES, INC.



                                    By: /s/ FREDERIC D. SEWELL
                                       ----------------------------------------
                                       Frederic D. Sewell
                                       President



Dallas, Texas
September 20, 2000